Exhibit 99.1

ALLERGAN REPORTS SECOND QUARTER 2012 OPERATING RESULTS

(IRVINE, Calif., August 1, 2012) — Allergan, Inc. (NYSE: AGN) today announced operating results for the quarter ended June 30, 2012. Allergan also announced that its Board of Directors has declared a second quarter dividend of $0.05 per share, payable on September 13, 2012 to stockholders of record on August 23, 2012.

Operating Results Attributable to Stockholders

For the quarter ended June 30, 2012:

•	Allergan reported $0.96 diluted earnings per share attributable to stockholders compared to $0.79 diluted earnings per share attributable to stockholders for the second quarter of 2011.

•

Allergan reported $1.07 non-GAAP diluted earnings per share attributable to stockholders compared to $0.96 non-GAAP diluted earnings per share attributable to stockholders for the second quarter of 2011, an 11.5 percent increase.

Product Sales

For the quarter ended June 30, 2012:

•

Allergan reported $1,467.4 million total product net sales. Total product net sales increased 4.8 percent compared to total product net sales in the second quarter of 2011. On a constant currency basis, total product net sales increased 8.7 percent compared to total product net sales in the second quarter of 2011.

•	Total specialty pharmaceuticals net sales increased 5.0 percent, or 8.8 percent on a constant currency basis, compared to total specialty pharmaceuticals net sales in the second quarter of 2011.

•	Total medical devices net sales increased 4.0 percent, or 8.3 percent on a constant currency basis, compared to total medical devices net sales in the second quarter of 2011.

“In the second quarter, Allergan continued to deliver strong earnings growth in spite of the strong U.S. Dollar relative to virtually all major currencies,” said David E.I. Pyott, Allergan’s Chairman of the Board, President and Chief Executive Officer. “In addition, we continue to focus on identifying efficiencies so that we can continue to invest strongly in R&D to drive innovation.”

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Product and Pipeline Update

During the second quarter of 2012:

•

Allergan submitted an application with Health Canada seeking approval for the use of BOTOX® (onabotulinumtoxinA) as treatment of overactive bladder with symptoms of urinary incontinence, urgency, and frequency, in adult patients who have an inadequate response to or are intolerant of an anticholinergic medication.

Outlook

For the full year of 2012, Allergan expects:

•	Total product net sales between $5,650 million and $5,800 million.

•	Total specialty pharmaceuticals net sales between $4,740 million and $4,850 million.

•	Total medical devices net sales between $910 million and $950 million.

•	ALPHAGAN® franchise product net sales between $420 million and $440 million.

•	LUMIGAN® franchise product net sales between $620 million and $640 million.

•	RESTASIS® product net sales between $750 million and $780 million.

•	BOTOX® product net sales between $1,760 million and $1,800 million.

•	LATISSE® product net sales at approximately $100 million.

•	Breast aesthetics product net sales between $360 million and $380 million.

•	Obesity intervention product net sales at approximately $170 million.

•	Facial aesthetics product net sales between $380 million and $400 million.

•	Non-GAAP cost of sales to product net sales ratio at approximately 14%.

•	Non-GAAP other revenue at approximately $90 million.

•	Non-GAAP selling, general and administrative expenses to product net sales ratio at approximately 39%.

•	Non-GAAP research and development expenses to product net sales ratio at approximately 16%.

•

Non-GAAP amortization of acquired intangible assets at approximately $25 million. This expectation excludes the amortization of certain acquired intangible assets associated with business combinations, asset purchases and product licenses.

•	Non-GAAP diluted earnings per share attributable to stockholders between $4.15 and $4.19.

•	Diluted shares outstanding at approximately 308 million.

•	Effective tax rate on non-GAAP earnings at approximately 28%.

For the third quarter of 2012, Allergan expects:

•	Total product net sales between $1,370 million and $1,445 million.

•	Non-GAAP diluted earnings per share attributable to stockholders between $1.02 and $1.04.

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In this press release, Allergan reports certain historical and expected non-GAAP results, including earnings attributable to Allergan, Inc., non-GAAP basic and diluted earnings per share attributable to stockholders as well as non-GAAP other revenue, non-GAAP cost of sales, non-GAAP selling, general and administrative expenses, non-GAAP research and development expenses, non-GAAP amortization of acquired intangible assets, non-GAAP impairment of intangible assets and related costs, non-GAAP restructuring charges, non-GAAP interest expense, non-GAAP other, net, non-GAAP earnings before income taxes, non-GAAP provision for income taxes, non-GAAP net earnings and non-GAAP net sales reported in constant currency. Non-GAAP financial measures are reconciled to the most directly comparable GAAP financial measure in the financial tables of this press release and the accompanying footnotes. The information that accompanies the financial tables of this press release also includes an explanation of why Allergan uses these non-GAAP financial measures, certain limitations associated with the use of these non-GAAP financial measures, the manner in which Allergan management compensates for those limitations, and the reasons why Allergan management believes that these non-GAAP financial measures provide useful information to investors.

Forward-Looking Statements

This press release contains forward-looking statements, including but not limited to the statements by Mr. Pyott and other statements regarding product development, market potential, expected growth and regulatory approvals as well as Allergan’s earnings per share, product net sales, revenue forecasts and any other statements that refer to Allergan’s expected, estimated or anticipated future results. Because forecasts are inherently estimates that cannot be made with precision, Allergan’s performance at times differs materially from its estimates and targets, and Allergan often does not know what the actual results will be until after the end of the applicable reporting period. Therefore, Allergan will not report or comment on its progress during a current quarter except through public announcement. Any statement made by others with respect to progress during a current quarter cannot be attributed to Allergan.

All forward-looking statements in this press release reflect Allergan’s current analysis of existing trends and information and represent Allergan’s judgment only as of the date of this press release. Actual results may differ materially from current expectations based on a number of factors affecting Allergan’s businesses, including, among other things, the following: changing competitive, market and regulatory conditions; the timing and uncertainty of the results of both the research and development and regulatory processes; domestic and foreign health care and cost containment reforms, including government pricing, tax and reimbursement policies; technological advances and patents obtained by competitors; the performance, including the approval, introduction, and consumer and physician acceptance of new products and the continuing acceptance of currently marketed products; the effectiveness of advertising and other promotional campaigns; the timely and successful implementation of strategic initiatives; the results of any pending or future litigation, investigations or claims; the uncertainty associated with the identification of and successful consummation and execution of external corporate development initiatives and strategic partnering transactions; and Allergan’s ability to obtain and successfully maintain a sufficient supply of products to meet market demand in a timely manner. In addition, U.S. and international economic conditions, including higher unemployment, financial hardship, consumer confidence and debt levels, taxation, changes in interest and currency exchange rates, international relations, capital and credit availability, the status of financial markets and institutions, fluctuations or devaluations in the value of sovereign government debt, as well as the general impact of continued economic volatility, can materially affect Allergan’s results. Therefore, the reader is cautioned not to rely on these forward-looking statements. Allergan expressly disclaims any intent or obligation to update these forward-looking statements except as required to do so by law.

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Additional information concerning the above-referenced risk factors and other risk factors can be found in press releases issued by Allergan, as well as Allergan’s public periodic filings with the U.S. Securities and Exchange Commission, including the discussion under the heading “Risk Factors” in Allergan’s 2011 Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. Copies of Allergan’s press releases and additional information about Allergan are available at www.allergan.com or you can contact the Allergan Investor Relations Department by calling 714-246-4636.

About Allergan, Inc.

Allergan is a multi-specialty health care company established more than 60 years ago with a commitment to uncover the best of science and develop and deliver innovative and meaningful treatments to help people reach their life’s potential. Today, we have approximately 10,500 highly dedicated and talented employees, global marketing and sales capabilities with a presence in more than 100 countries, a rich and ever-evolving portfolio of pharmaceuticals, biologics, medical devices and over-the-counter consumer products, and state-of-the-art resources in R&D, manufacturing and safety surveillance that help millions of patients see more clearly, move more freely and express themselves more fully. From our beginnings as an eye care company to our focus today on several medical specialties, including eye care, neurosciences, medical aesthetics, medical dermatology, breast aesthetics, obesity intervention and urologics, Allergan is proud to celebrate more than 60 years of medical advances and proud to support the patients and physicians who rely on our products and the employees and communities in which we live and work. For more information regarding Allergan, go to: www.allergan.com.

Allergan Contacts

Jim Hindman (714) 246-4636 (investors)

Joann Bradley (714) 246-4766 (investors)

David Nakasone (714) 246-6376 (investors)

Bonnie Jacobs (714) 246-5134 (media)

Cathy Taylor (714) 246-5551 (media)

® and ™ marks owned by Allergan, Inc.

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ALLERGAN, INC.

Condensed Consolidated Statements of Earnings and

Reconciliation of Non-GAAP Adjustments

(Unaudited)

	Three months ended
In millions, except per share amounts	June 30, 2012				June 30, 2011
	GAAP	Non-GAAP Adjustments		Non-GAAP	GAAP	Non-GAAP Adjustments		Non-GAAP
Revenues
Product net sales	$1,467.4	$–		$1,467.4	$1,400.4	$–		$1,400.4
Other revenues	24.0	–		24.0	16.8	–		16.8

	1,491.4	–		1,491.4	1,417.2	–		1,417.2
Operating costs and expenses
Cost of sales (excludes amortization of acquired intangible assets)	201.7	–		201.7	195.3	–		195.3
Selling, general and administrative	584.6	(12.2	)(a)(b)(c)	572.4	566.7	(3.5	)(i)(j)(k)(l)	563.2
Research and development	232.0	(0.1	)(c)	231.9	257.4	(45.0	)(k)	212.4
Amortization of acquired intangible assets	33.3	(27.3	)(d)	6.0	31.2	(25.3	)(d)	5.9
Impairment of intangible assets and related costs	–	–		–	3.3	(3.3	)(m)	–
Restructuring charges	0.9	(0.9	)(e)	–	0.1	(0.1	)(e)	–

Operating income	438.9	40.5		479.4	363.2	77.2		440.4

Non-operating income (expense)
Interest income	1.7	–		1.7	1.5	–		1.5
Interest expense	(17.1)	0.8	(f)	(16.3)	(15.2)	0.8	(n)	(14.4)
Other, net	4.9	(4.4	)(g)	0.5	(5.5)	(2.5	)(o)(p)	(8.0)

	(10.5)	(3.6)		(14.1)	(19.2)	(1.7)		(20.9)

Earnings before income taxes	428.4	36.9		465.3	344.0	75.5		419.5

Provision for income taxes	132.0	2.3	(h)	134.3	95.4	25.4	(q)	120.8

Net earnings	296.4	34.6		331.0	248.6	50.1		298.7

Net earnings attributable to noncontrolling interest	1.0	–		1.0	2.0	–		2.0

Net earnings attributable to Allergan, Inc.	$295.4	$34.6		$330.0	$246.6	$50.1		$296.7

Net earnings per share attributable to Allergan, Inc. stockholders:
Basic	$0.98			$1.09	$0.81			$0.97

Diluted	$0.96			$1.07	$0.79			$0.96

Weighted average number of common shares outstanding:
Basic	302.4			302.4	304.6			304.6
Diluted	308.2			308.2	310.3			310.3

Selected ratios as a percentage of product net sales

Cost of sales (excludes amortization of acquired intangible assets)	13.7%			13.7%	13.9%			13.9%
Selling, general and administrative	39.8%			39.0%	40.5%			40.2%
Research and development	15.8%			15.8%	18.4%			15.2%

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(a)	Expenses from changes in fair value of contingent consideration of $12.8 million and integration and transaction costs of $0.1 million associated with business combinations
(b)	Net aggregate reversal of $1.0 million for external costs for stockholder derivative litigation associated with the U.S. Department of Justice (DOJ) settlement announced in September 2010 and other legal contingency expenses
(c)	Expenses related to the realignment of various business functions of $0.4 million, consisting of selling, general and administrative expenses of $0.3 million and research and development expenses of $0.1 million
(d)	Amortization of certain acquired intangible assets related to business combinations, asset acquisitions and product licenses
(e)	Net restructuring charges
(f)	Interest expense associated with changes in estimated taxes related to uncertain tax positions included in prior year filings
(g)	Unrealized gain on the mark-to-market adjustment to derivative instruments
(h)	Total tax effect for non-GAAP pre-tax adjustments and other income tax adjustments, consisting of the following amounts (in millions):

Tax effect
Non-GAAP pre-tax adjustments of $36.9 million	$(9.0)
Change in estimated taxes related to uncertain tax positions included in prior year filings	6.7

$(2.3)

(i)	Expenses from changes in fair value of contingent consideration of $2.3 million and transaction costs of $0.5 million associated with business combinations
(j)	External costs of $0.7 million for stockholder derivative litigation associated with the DOJ settlement announced in September 2010
(k)	Upfront licensing fee of $45.0 million included in research and development expenses associated with a license and collaboration agreement with Molecular Partners AG for technology that has not achieved regulatory approval and related transaction costs of $0.1 million included in selling, general and administrative expenses
(l)	Reversal of fixed asset impairment of $0.1 million from the substantially complete liquidation of Allergan’s investment in a foreign subsidiary
(m)

Additional costs of $3.3 million for the termination of a third-party agreement primarily related to the promotion of Sanctura XR® associated with the impairment of the Sanctura® assets in the third quarter of 2010

(n)	Non-cash interest expense associated with amortization of convertible debt discount
(o)	Unrealized gain on the mark-to-market adjustment to derivative instruments of $2.1 million
(p)	Gain on sale of investments of $0.4 million
(q)	Total tax effect for non-GAAP pre-tax adjustments

“GAAP” refers to financial information presented in accordance with generally accepted accounting principles in the United States.

This press release includes non-GAAP financial measures, as defined in Regulation G promulgated by the U.S. Securities and Exchange Commission, with respect to the three and six months ended June 30, 2012 and June 30, 2011 and with respect to anticipated results for the third quarter and full year of 2012. Allergan believes that its presentation of non-GAAP financial measures provides useful supplementary information to investors regarding its operational performance because it enhances an investor’s overall understanding of the financial performance and prospects for the future of Allergan’s core business activities by providing a basis for the comparison of results of core business operations between current, past and future periods. The presentation of historical non-GAAP financial measures is not meant to be considered in isolation from or as a substitute for results as reported under GAAP.

In this press release, Allergan reported the non-GAAP financial measures “non-GAAP basic and diluted earnings per share attributable to Allergan, Inc. stockholders” and “non-GAAP earnings attributable to Allergan, Inc.” and its subcomponents “non-GAAP other revenue,” “non-GAAP cost of sales,” “non-GAAP selling, general and administrative expenses,” “non-GAAP research and development expenses,” “non-GAAP amortization of acquired intangible assets,” “non-GAAP impairment of intangible assets and related costs,” “non-GAAP restructuring charges,” “non-GAAP operating income,” “non-GAAP interest expense,” “non-GAAP other, net,” “non-GAAP earnings before income taxes,” “non-GAAP provision for income taxes,” and “non-GAAP net earnings.” Allergan uses non-GAAP earnings to enhance the investor’s overall understanding of the financial performance and prospects for the future of Allergan’s core business activities. Non-GAAP earnings is one of the primary indicators management uses for planning and forecasting in future periods, including trending and analyzing the core operating performance of Allergan’s business from period to period without the effect of the non-core business items indicated. Management uses non-GAAP earnings to prepare operating budgets and forecasts and to measure Allergan’s performance against those budgets and forecasts on a corporate and segment level. Allergan also uses non-GAAP earnings for evaluating management performance for compensation purposes.

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Despite the importance of non-GAAP earnings in analyzing Allergan’s underlying business, the budgeting and forecasting process and designing incentive compensation, non-GAAP earnings has no standardized meaning defined by GAAP. Therefore, non-GAAP earnings has limitations as an analytical tool, and should not be considered in isolation, or as a substitute for analysis of Allergan’s results as reported under GAAP. Some of these limitations are:

•

it does not reflect cash expenditures, or future requirements, for expenditures relating to restructurings, legal settlements, and certain acquisitions, including severance and facility transition costs associated with acquisitions;

•	it does not reflect asset impairment charges or gains or losses on the disposition of assets associated with restructuring and business exit activities;
•	it does not reflect the tax benefit or tax expense associated with the items indicated;
•	it does not reflect the impact on earnings of charges or income resulting from certain matters Allergan considers not to be indicative of its on-going operations; and
•	other companies in Allergan’s industry may calculate non-GAAP earnings differently than it does, which may limit its usefulness as a comparative measure.

Allergan compensates for these limitations by using non-GAAP earnings only to supplement net earnings on a basis prepared in conformance with GAAP in order to provide a more complete understanding of the factors and trends affecting its business. Allergan strongly encourages investors to consider both net earnings and cash flows determined under GAAP as compared to non-GAAP earnings, and to perform their own analysis, as appropriate.

In this press release, Allergan also reported sales performance using the non-GAAP financial measure of constant currency sales. Constant currency sales represent current period reported sales adjusted for the translation effect of changes in average foreign exchange rates between the current period and the corresponding period in the prior year. Allergan calculates the currency effect by comparing adjusted current period reported amounts, calculated using the monthly average foreign exchange rates for the corresponding period in the prior year, to the actual current period reported amounts. Management refers to growth rates at constant currency so that sales results can be viewed without the impact of changing foreign currency exchange rates, thereby facilitating period-to-period comparisons of Allergan’s sales. Generally, when the dollar either strengthens or weakens against other currencies, the growth at constant currency rates will be higher or lower, respectively, than growth reported at actual exchange rates.

Reporting sales performance using constant currency sales has the limitation of excluding currency effects from the comparison of sales results over various periods, even though the effect of changing foreign currency exchange rates has an actual effect on Allergan’s operating results. Investors should consider these effects in their overall analysis of Allergan’s operating results.

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ALLERGAN, INC.

Condensed Consolidated Statements of Earnings and

Reconciliation of Non-GAAP Adjustments

(Unaudited)

	Six months ended
In millions, except per share amounts	June 30, 2012				June 30, 2011
	GAAP	Non-GAAP Adjustments		Non-GAAP	GAAP	Non-GAAP Adjustments		Non-GAAP
Revenues
Product net sales	$2,833.1	$–		$2,833.1	$2,653.2	$–		$2,653.2
Other revenues	50.2	–		50.2	35.2	–		35.2

	2,883.3	–		2,883.3	2,688.4	–		2,688.4
Operating costs and expenses
Cost of sales (excludes amortization of acquired intangible assets)	397.5	(0.4	)(a)(b)	397.1	378.6	–		378.6
Selling, general and administrative	1,169.7	(22.8	)(b)(c)(d)	1,146.9	1,156.2	(59.0	)(j)(k)(l)(m)(n)	1,097.2
Research and development	457.0	(0.3	)(d)	456.7	455.1	(45.0	)(l)	410.1
Amortization of acquired intangible assets	64.9	(53.0	)(e)	11.9	63.7	(51.9	)(e)	11.8
Impairment of intangible assets and related costs	–	–		–	19.4	(19.4	)(m)(o)	–
Restructuring charges	0.9	(0.9	)(f)	–	4.7	(4.7	)(f)	–

Operating income	793.3	77.4		870.7	610.7	180.0		790.7

Non-operating income (expense)
Interest income	2.9	–		2.9	3.8	–		3.8
Interest expense	(32.9)	0.8	(g)	(32.1)	(39.9)	7.3	(p)	(32.6)
Other, net	(10.1)	8.1	(h)	(2.0)	(15.4)	3.9	(q)(r)	(11.5)

	(40.1)	8.9		(31.2)	(51.5)	11.2		(40.3)

Earnings before income taxes	753.2	86.3		839.5	559.2	191.2		750.4

Provision for income taxes	226.5	15.4	(i)	241.9	151.8	59.5	(s)	211.3

Net earnings	526.7	70.9		597.6	407.4	131.7		539.1

Net earnings attributable to noncontrolling interest	1.5	–		1.5	2.5	–		2.5

Net earnings attributable to Allergan, Inc.	$525.2	$70.9		$596.1	$404.9	$131.7		$536.6

Net earnings per share attributable to Allergan, Inc. stockholders:
Basic	$1.73			$1.97	$1.33			$1.76

Diluted	$1.70			$1.93	$1.30			$1.73

Weighted average number of common shares outstanding:
Basic	303.2			303.2	304.6			304.6
Diluted	308.9			308.9	310.5			310.5

Selected ratios as a percentage of product net sales

Cost of sales (excludes amortization of acquired intangible assets)	14.0%			14.0%	14.3%			14.3%
Selling, general and administrative	41.3%			40.5%	43.6%			41.4%
Research and development	16.1%			16.1%	17.2%			15.5%

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(a)	Fair market value inventory adjustment rollout of $0.3 million associated with the purchase of a distributor’s business in Russia related to Allergan’s products
(b)	Expenses from changes in fair value of contingent consideration of $13.4 million and integration and transaction costs of $0.6 million associated with business combinations, consisting of cost of sales of $0.1 million and selling, general and administrative expenses of $0.5 million
(c)	Aggregate charges of $8.4 million for external costs for stockholder derivative litigation associated with the DOJ settlement announced in September 2010 and other legal contingency expenses
(d)	Expenses related to the realignment of various business functions of $0.8 million, consisting of selling, general and administrative expenses of $0.5 million and research and development expenses of $0.3 million
(e)	Amortization of certain acquired intangible assets related to business combinations, asset acquisitions and product licenses
(f)	Net restructuring charges
(g)	Interest expense associated with changes in estimated taxes related to uncertain tax positions included in prior year filings
(h)	Unrealized loss on the mark-to-market adjustment to derivative instruments
(i)	Total tax effect for non-GAAP pre-tax adjustments and other income tax adjustments, consisting of the following amounts (in millions):

Tax effect
Non-GAAP pre-tax adjustments of $86.3 million	$(22.1)
Change in estimated taxes related to uncertain tax positions included in prior year filings	6.7

$(15.4)

(j)	Expenses from changes in fair value of contingent consideration of $2.3 million and integration and transaction costs of $0.9 million associated with business combinations
(k)	External costs of $2.3 million for stockholder derivative litigation associated with the DOJ settlement announced in September 2010
(l)	Upfront licensing fee of $45.0 million included in research and development expenses associated with a license and collaboration agreement with Molecular Partners AG for technology that has not achieved regulatory approval and related transaction costs of $0.1 million included in selling, general and administrative expenses
(m)

Fixed asset impairment of $2.2 million and a gain of $9.4 million from the substantially complete liquidation of Allergan’s investment in a foreign subsidiary included in selling, general and administrative expenses, and intangible asset impairment of $16.1 million resulting from the discontinued development of the Easyband™ Remote Adjustable Gastric Band System, a technology acquired by Allergan in the 2007 EndoArt SA acquisition

(n)	Upfront payment of $60.0 million associated with a collaboration and co-promotion agreement with MAP Pharmaceuticals, Inc. for technology that has not achieved regulatory approval and related transaction costs of $0.6 million
(o)

Additional costs of $3.3 million for the termination of a third-party agreement primarily related to the promotion of Sanctura XR® associated with the impairment of the Sanctura® assets in the third quarter of 2010

(p)	Non-cash interest expense associated with amortization of convertible debt discount
(q)	Unrealized loss on the mark-to-market adjustment to derivative instruments of $4.8 million
(r)	Gain on sale of investments of $0.9 million
(s)	Total tax effect for non-GAAP pre-tax adjustments and other income tax adjustments, consisting of the following amounts (in millions):

Tax effect
Non-GAAP pre-tax adjustments of $191.2 million	$(61.4)
Change in estimated taxes related to uncertain tax positions and tax credits included in prior year filings	1.9

$(59.5)

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ALLERGAN, INC.

Condensed Consolidated Balance Sheets

(Unaudited)

In millions	June 30, 2012	December 31, 2011

Assets

Cash and equivalents	$2,368.7	$2,406.1
Short-term investments	304.8	179.9
Trade receivables, net	867.9	730.6
Inventories	259.7	249.7
Other current assets	458.5	482.0

Total current assets	4,259.6	4,048.3

Property, plant and equipment, net	811.6	807.0
Intangible assets, net	1,111.2	1,165.2
Goodwill	2,090.9	2,088.4
Other noncurrent assets	400.1	399.7

Total assets	$8,673.4	$8,508.6

Liabilities and equity

Notes payable	$42.4	$83.9
Accounts payable	200.6	200.4
Other accrued expenses	720.8	670.7

Total current liabilities	963.8	955.0

Long-term debt	1,514.9	1,515.4
Other liabilities	733.3	705.8

Equity:
Allergan, Inc. stockholders’ equity	5,438.8	5,309.6
Noncontrolling interest	22.6	22.8

Total equity	5,461.4	5,332.4

Total liabilities and equity	$8,673.4	$8,508.6

DSO	54	48

DOH	117	125

Cash and equivalents and short-term investments	$2,673.5	$2,586.0
Total notes payable and long-term debt	(1,557.3)	(1,599.3)

Cash and equivalents and short-term investments, net of debt	$1,116.2	$986.7

Debt-to-capital percentage	22.2%	23.1%

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ALLERGAN, INC.

Reconciliation of Non-GAAP Earnings and Diluted Earnings Per Share Attributable to Allergan, Inc. Stockholders

(Unaudited)

In millions, except per share amounts	Three months ended
	June 30, 2012		June 30, 2011

Net earnings attributable to Allergan, Inc.	$295.4		$246.6

Non-GAAP pre-tax adjustments:
Expenses from changes in fair value of contingent consideration and integration and transaction costs associated with business combinations	12.9		2.8
Aggregate charges (reversal) for external costs for stockholder derivative litigation associated with the DOJ settlement and other legal contingency expenses	(1.0)		0.7
Expenses related to the realignment of various business functions	0.4		–
Amortization of acquired intangible assets	27.3		25.3
Net restructuring charges	0.9		0.1
Interest expense associated with changes in estimated taxes related to uncertain tax positions included in prior year filings	0.8		–
Unrealized gain on derivative instruments	(4.4)		(2.1)
Research and development expense related to an upfront licensing fee associated with a license and collaboration agreement with Molecular Partners AG for technology that has not achieved regulatory approval and related transaction costs	–		45.1
Reversal of fixed asset impairment from the substantially complete liquidation of Allergan’s investment in a foreign subsidiary	–		(0.1)
Additional costs for the termination of a third-party agreement primarily related to the promotion of Sanctura XR®	–		3.3
Non-cash interest expense associated with amortization of convertible debt discount	–		0.8
Gain on sale of investments	–		(0.4)

	332.3		322.1

Tax effect for above items	(9.0)		(25.4)
Change in estimated taxes related to uncertain tax positions included in prior year filings	6.7		–

Non-GAAP earnings attributable to Allergan, Inc.	$330.0		$296.7

Weighted average number of shares outstanding	302.4		304.6

Net shares assumed issued using the treasury stock method for options and non-vested equity shares and share units outstanding during each period based on average market price	5.8		5.7

	308.2		310.3

Diluted earnings per share attributable to Allergan, Inc. stockholders	$0.96		$0.79

Non-GAAP earnings per share adjustments:
Expenses from changes in fair value of contingent consideration and integration and transaction costs associated with business combinations	0.04		0.01
Amortization of acquired intangible assets	0.06		0.06
Unrealized gain on derivative instruments	(0.01)		–
Research and development expense related to an upfront licensing fee associated with a license and collaboration agreement with Molecular Partners AG for technology that has not achieved regulatory approval and related transaction costs	–		0.09
Additional costs for the termination of a third-party agreement primarily related to the promotion of Sanctura XR®	–		0.01
Change in estimated taxes related to uncertain tax positions included in prior year filings	0.02		–

Non-GAAP diluted earnings per share attributable to Allergan, Inc. stockholders	$1.07		$0.96

Year over year change		11.5%

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12-12-12

ALLERGAN, INC.

Reconciliation of Non-GAAP Earnings and Diluted Earnings Per Share Attributable to Allergan, Inc. Stockholders

(Unaudited)

In millions, except per share amounts	Six months ended
	June 30, 2012	June 30, 2011

Net earnings attributable to Allergan, Inc.	$525.2	$404.9

Non-GAAP pre-tax adjustments:
Fair market value inventory adjustment rollout associated with the purchase of a distributor’s business in Russia	0.3	–
Expenses from changes in fair value of contingent consideration and integration and transaction costs associated with business combinations	14.0	3.2
Aggregate charges for external costs for stockholder derivative litigation associated with the DOJ settlement and other legal contingency expenses	8.4	2.3
Expenses related to the realignment of various business functions	0.8	–
Amortization of acquired intangible assets	53.0	51.9
Net restructuring charges	0.9	4.7
Interest expense associated with changes in estimated taxes related to uncertain tax positions included in prior year filings	0.8	–
Unrealized loss on derivative instruments	8.1	4.8
Research and development expense related to an upfront licensing fee associated with a license and collaboration agreement with Molecular Partners AG for technology that has not achieved regulatory approval and related transaction costs	–	45.1
Cumulative net expense for fixed asset impairment, a gain from the substantially complete liquidation of Allergan’s investment in a foreign subsidiary and intangible asset impairment resulting from the discontinued development of the Easyband™ Remote Adjustable Gastric Band System	–	8.9
Upfront payment associated with a collaboration and co-promotion agreement with MAP Pharmaceuticals, Inc. for technology that has not achieved regulatory approval and related transaction costs	–	60.6
Additional costs for the termination of a third-party agreement primarily related to the promotion of Sanctura XR®	–	3.3
Non-cash interest expense associated with amortization of convertible debt discount	–	7.3
Gain on sale of investments	–	(0.9)

	611.5	596.1

Tax effect for above items	(22.1)	(61.4)

Change in estimated taxes related to uncertain tax positions and tax credits included in prior year filings	6.7	1.9

Non-GAAP earnings attributable to Allergan, Inc.	$596.1	$536.6

Weighted average number of shares outstanding	303.2	304.6

Net shares assumed issued using the treasury stock method for options and non-vested equity shares and share units outstanding during each period based on average market price	5.7	5.4

Dilutive effect of assumed conversion of convertible notes outstanding	–	0.5

	308.9	310.5

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13-13-13

Diluted earnings per share attributable to Allergan, Inc. stockholders	$1.70		$1.30

Non-GAAP earnings per share adjustments:
Expenses from changes in fair value of contingent consideration and integration and transaction costs associated with business combinations	0.04		0.01
Aggregate charges for external costs for stockholder derivative litigation associated with the DOJ settlement and other legal contingency expenses	0.03		–
Amortization of acquired intangible assets	0.12		0.12
Unrealized loss on derivative instruments	0.02		0.01
Research and development expense related to an upfront licensing fee associated with a license and collaboration agreement with Molecular Partners AG for technology that has not achieved regulatory approval and related transaction costs	–		0.09
Cumulative net expense for fixed asset impairment, a gain from the substantially complete liquidation of Allergan’s investment in a foreign subsidiary and intangible asset impairment resulting from the discontinued development of the Easyband™ Remote Adjustable Gastric Band System	–		0.03
Upfront payment associated with a collaboration and co-promotion agreement with MAP Pharmaceuticals, Inc. for technology that has not achieved regulatory approval and related transaction costs	–		0.12
Additional costs for the termination of a third-party agreement primarily related to the promotion of Sanctura XR®	–		0.01
Net restructuring charges	–		0.02
Non-cash interest expense associated with amortization of convertible debt discount	–		0.01
Change in estimated taxes related to uncertain tax positions and tax credits included in prior year filings	0.02		0.01

Non-GAAP diluted earnings per share attributable to Allergan, Inc. stockholders	$1.93		$1.73

Year over year change		11.6%

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14-14-14

ALLERGAN, INC.

Supplemental Non-GAAP Information

(Unaudited)

	Three months ended
	June 30, 2012	June 30, 2011	$ change in net sales			Percent change in net sales
			Total	Performance	Currency	Total	Performance	Currency
in millions
Eye Care Pharmaceuticals	$670.4	$657.6	$12.8	$42.9	$(30.1)	1.9%	6.5%	(4.6)%
Botox/Neuromodulator	461.2	418.4	42.8	56.8	(14.0)	10.2%	13.6%	(3.4)%
Skin Care	71.4	65.3	6.1	6.4	(0.3)	9.3%	9.8%	(0.5)%
Urologics	9.6	14.0	(4.4)	(4.4)	–	(31.4)%	(31.4)%	–

Total Specialty Pharmaceuticals	1,212.6	1,155.3	57.3	101.7	(44.4)	5.0%	8.8%	(3.8)%

Breast Aesthetics	101.2	95.5	5.7	9.7	(4.0)	6.0%	10.2%	(4.2)%
Obesity Intervention	41.3	54.4	(13.1)	(11.7)	(1.4)	(24.1)%	(21.5)%	(2.6)%
Facial Aesthetics	112.3	95.2	17.1	22.4	(5.3)	18.0%	23.5%	(5.5)%

Total Medical Devices	254.8	245.1	9.7	20.4	(10.7)	4.0%	8.3%	(4.3)%

Product net sales	$1,467.4	$1,400.4	$67.0	$122.1	$(55.1)	4.8%	8.7%	(3.9)%

Selected Product Net Sales (a):
Alphagan P, Alphagan, and Combigan	$111.2	$108.5	$2.7	$7.3	$(4.6)	2.5%	6.8%	(4.3)%
Lumigan Franchise	150.2	163.7	(13.5)	(5.1)	(8.4)	(8.2)%	(3.2)%	(5.0)%
Restasis	196.0	173.6	22.4	23.5	(1.1)	12.9%	13.5%	(0.6)%
Latisse	26.0	21.9	4.1	4.3	(0.2)	18.7%	19.9%	(1.2)%

Domestic	60.1%	58.7%
International	39.9%	41.3%

ALLERGAN, INC.

Supplemental Non-GAAP Information

(Unaudited)

	Six months ended
	June 30, 2012	June 30, 2011	$ change in net sales			Percent change in net sales
			Total	Performance	Currency	Total	Performance	Currency
in millions
Eye Care Pharmaceuticals	$1,322.9	$1,249.5	$73.4	$114.0	$(40.6)	5.9%	9.1%	(3.2)%
Botox/Neuromodulator	860.1	782.9	77.2	95.1	(17.9)	9.9%	12.1%	(2.2)%
Skin Care	147.0	124.0	23.0	23.3	(0.3)	18.5%	18.8%	(0.3)%
Urologics	22.1	27.3	(5.2)	(5.2)	–	(19.0)%	(19.0)%	–

Total Specialty Pharmaceuticals	2,352.1	2,183.7	168.4	227.2	(58.8)	7.7%	10.4%	(2.7)%

Breast Aesthetics	199.6	179.6	20.0	25.2	(5.2)	11.1%	14.0%	(2.9)%
Obesity Intervention	85.3	106.5	(21.2)	(19.5)	(1.7)	(19.9)%	(18.3)%	(1.6)%
Facial Aesthetics	196.1	183.4	12.7	19.3	(6.6)	6.9%	10.5%	(3.6)%

Total Medical Devices	481.0	469.5	11.5	25.0	(13.5)	2.4%	5.3%	(2.9)%

Product net sales	$2,833.1	$2,653.2	$179.9	$252.2	$(72.3)	6.8%	9.5%	(2.7)%

Selected Product Net Sales (a):
Alphagan P, Alphagan, and Combigan	$223.4	$208.7	$14.7	$20.8	$(6.1)	7.0%	10.0%	(3.0)%
Lumigan Franchise	300.4	305.9	(5.5)	5.5	(11.0)	(1.8)%	1.8%	(3.6)%
Restasis	381.7	335.0	46.7	48.6	(1.9)	13.9%	14.5%	(0.6)%
Latisse	49.0	47.2	1.8	2.1	(0.3)	3.9%	4.6%	(0.7)%

Domestic	60.3%	59.7%
International	39.7%	40.3%

(a)	Percentage change in selected product net sales is calculated on amounts reported to the nearest whole dollar.

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15-15-15

ALLERGAN, INC

Reconciliation of GAAP Diluted Earnings Per Share Expectations

To Non-GAAP Diluted Earnings Per Share Expectations

(Unaudited)

	Third Quarter 2012
	Low	High
GAAP diluted earnings per share attributable to Allergan, Inc. stockholders expectations (a)	$0.96	$0.98

Amortization of acquired intangible assets	0.06	0.06

Non-GAAP diluted earnings per share expectations	$1.02	$1.04

	Full Year 2012
	Low	High
GAAP diluted earnings per share attributable to Allergan, Inc. stockholders expectations (a)	$3.80	$3.84

Expenses from changes in fair value of contingent consideration and integration and transaction costs associated with business combinations	0.04	0.04
Aggregate charges for external costs for stockholder derivative litigation associated with the DOJ settlement and other legal contingency expenses	0.03	0.03
Amortization of acquired intangible assets	0.24	0.24
Unrealized loss on derivative instruments	0.02	0.02
Change in estimated taxes related to uncertain tax positions included in prior year filings	0.02	0.02

Non-GAAP diluted earnings per share expectations	$4.15	$4.19

(a)	GAAP diluted earnings per share expectations exclude any potential impact of future unrealized gains or losses on derivative instruments, changes in contingent consideration, restructuring charges and stockholder derivative litigation costs related to the 2010 DOJ settlement and other legal contingency expenses that may occur but that are not currently known or determinable.

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